Exhibit 1.1

Execution Version

Berry Petroleum Corporation

Common Stock

Underwriting Agreement

July 25, 2018

Goldman Sachs & Co. LLC,

Wells Fargo Securities, LLC

BMO Capital Markets Corp.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282.

Ladies and Gentlemen:

Berry Petroleum Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 10,497,849 shares and, at the election of the Underwriters, up to 1,534,895 additional shares of common stock, par value $0.001 per share of the Company (“Stock”), and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of 2,545,630 shares and, at the election of the Underwriters, up to 421,626 additional shares of Stock. The aggregate of 13,043,479 shares of Stock to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of 1,956,521 additional shares of Stock to be sold by the Company and the Selling Stockholders is herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.” The Company hereby confirms its engagement of Evercore Group L.L.C. (“Evercore”) as, and Evercore hereby confirms its agreement with the Company to render services as, the “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Shares. Evercore, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” The QIU will not receive any additional compensation for its services as the QIU hereunder.

1.

(a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S–1 (File No. 333-226011) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any

post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is 5:40 pm (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Section 5(d) Writing does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing

Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any material change in the capital stock or membership interests or long-term debt of the Company or any of its subsidiaries or (y) any material adverse change, or any development reasonably expected to result in a material adverse change, in or affecting the current or future general affairs, management, financial position, members’ interests or stockholders’ equity or results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus, or the ability of the Company to perform its obligations under this Agreement (any of the foregoing, a “Material Adverse Effect”);

(vii) The Company and its subsidiaries have (i) defensible title to all their interests in the oil and gas properties described in the Pricing Prospectus as being owned or leased by them, (ii) good and marketable title to all other real property owned by them and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property, taken as a whole, and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all property held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property, taken as a whole, by the Company and its subsidiaries;

(viii) Each of the Company and each of its subsidiaries has been (i) duly incorporated or formed and is validly existing as a corporation or limited liability company and in good standing under the laws of its respective jurisdiction of incorporation or formation, with power and authority (corporation or limited liability company, as applicable) to own or lease its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation or limited liability company, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or to be in good standing in such other jurisdictions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ix) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (“Liens”) (except for Liens created or arising under the Credit Agreement, dated as of July 31, 2017, by and among Berry Petroleum Company, LLC, as borrower, the Company, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent and issuing lender, and certain lenders (the “RBL Facility”);

(x) The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights that have not been complied with or waived;

(xi) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, with respect to clauses (A) and (C) only, for such conflicts, defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be made by the Company or any of its subsidiaries for the issue and sale of the Shares to be sold by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications (i) as have been obtained, (ii) where the failure of the Company or any of its subsidiaries to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect, (iii) the registration under the Act, (iv) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements or (v) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii) and (iii), for such defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xiii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as it purports to constitute a summary of the terms of the Stock, under the caption “Certain Relationships and Related Party Transactions,” insofar as it purports to constitute a summary of the terms of the documents referred to therein, and under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders”, insofar as it purports to describe the provisions of the laws and documents referred to therein, under the caption “Shares Eligible for Future Sale” are accurate, complete and fair in all material respects;

(xiv) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject that if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xv) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii) KPMG LLP, who have certified certain financial statements of the Company and Berry LLC are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xviii) The Company maintains a system of internal control over financial reporting that complies with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to the Company and which includes those policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles (“GAAP”), and that the receipts and expenditures of the issuer are being made only in accordance with authorizations of management and directors of the issuer; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements, and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(xix) Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xx) Except as described in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(xxi) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the applicable requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and except as described in the Pricing Disclosure Package and the Prospectus, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established;

(xxii) This Agreement has been duly authorized, executed and delivered by the Company;

(xxiii) None of the Company, any of its subsidiaries, or any director, officer, employee or, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, promised or authorized any direct or indirect unlawful payment to any foreign or domestic government official or government employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxiv) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxv) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(xxvi) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ and member’s equity and cash flows of the Company and its subsidiaries for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise stated therein, including in the case of (i) unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission and (ii) the application of fresh-start accounting. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder;

(xxvii) From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxviii) Except as disclosed in the Pricing Disclosure Package and the Prospectus (i) each of the Company and its subsidiaries is in compliance in all material respects with all statutes, rules, regulations, decisions and orders of all governmental agencies or any court relating to the use, disposal or release into the environment of hazardous substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively “Environmental Laws”) that are applicable to its business, including those Environmental Laws that require government permits, licenses, or approvals; (ii) none of the Company or its subsidiaries is currently required to make future capital expenditures to comply with Environmental Laws that singly or in the aggregate would reasonably be expected to have a Material Adverse Effect; (iii) none of the Company or its subsidiaries owns or operates any real property contaminated with any hazardous substance that is subject to any Environmental Laws, is liable for any off-site waste disposal or hazardous substance contamination pursuant to any Environmental Laws, or is subject to any claim pursuant to any Environmental Laws, which contamination, liability or claim would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; and, (iv) none of the Company or its subsidiaries is aware of any pending investigation that might lead to such a claim pursuant to any Environmental Law. The terms “hazardous substances” shall have the meanings specified in any applicable Environmental Laws, and includes any substance or waste described as or determined to be hazardous, harmful, or toxic in such Environmental Laws;

(xxix) The written engineering report as of December 31, 2017 and the addendum thereto as of June 28, 2018 (together, the “Reserve Report”) prepared by DeGolyer and MacNaughton (the “Independent Petroleum Engineer”), setting forth the engineering values attributed to the oil and gas properties of the Company was prepared in all material respects in accordance with Commission rules and customary industry practice and accurately reflects in all material respects the ownership interests of the Company in the properties therein as of December 31, 2017. The information furnished by the Company to the Independent Petroleum Engineer for purposes of preparing the Reserve Report, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices; the Independent Petroleum Engineer who prepared estimates of the extent and value of proved oil and natural gas reserves, is independent with respect to the Company. Other than normal production of the reserves, product price fluctuations and fluctuations of demand for such products, and except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company is not aware of any facts or circumstances that would reasonably be likely to result in a material adverse change in the reserves in the aggregate, or the aggregate present value of the future net cash flows therefrom as described in the Pricing Disclosure Package and the Prospectus and as reflected in the Reserve Report;

(xxx) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) or 4001 of ERISA) would have any liability (each a “Plan”): (i) complies in form with the requirements of all applicable statutes, rules and regulations including ERISA and the Code, and has been maintained and administered in substantial compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan that is subject to Title IV of ERISA or Section 302 of ERISA or Sections 412 and 430 of the Code (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA), other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived, has occurred or is reasonably expected to occur, (b) no failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Sections 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan subject to Title IV of ERISA (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies;

(xxxi) The pro forma financial statements included in the Pricing Disclosure Package and the Prospectus include assumptions that, in the opinion of management of the Company, provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Pricing Disclosure Package and the Prospectus. The pro forma financial statements included in the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act;

(xxxii) Any statistical, industry-related and market-related data included in the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and to the extent required, the Company has obtained the written consent to the use of such data from such sources where applicable;

(xxxiii) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company and its subsidiaries reasonably believe are prudent and customary in the business in which it is engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(xxxiv) The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained or requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and has paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and for which adequate reserves have been established in accordance with GAAP and except such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no tax audits or investigations pending, which if adversely determined would reasonably be likely to have a Material Adverse Effect; nor are there any proposed additional tax assessments against the Company or any of its subsidiaries which if adversely determined would reasonably be likely to have a Material Adverse Effect;

(xxxv) The Company has no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources, except as disclosed in the Pricing Disclosure Package and the Prospectus;

(xxxvi) There are no material relationships, direct or indirect, or related-party transactions involving the Company or its subsidiaries or any of their consolidated affiliated entities, or any other person that would be required by the Securities Act and the rules and regulations of the Commission thereunder to be described in a Form S-1 that are not so disclosed on the Pricing Disclosure Package and the Offering Memorandum;

(xxxvii) No material labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is threatened, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxxviii) Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(xxxix) Except for the 7.000% Senior Notes due 2026 issued by Berry Petroleum Company, LLC, there are no debt securities or preferred stock of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(xl) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Pricing Disclosure Package or Prospectus has been made or reaffirmed by the Company without a reasonable basis or has been disclosed by the Company other than in good faith;

(xli) The Company and each of its subsidiaries possesses all licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies that are necessary for the ownership of its properties or the conduct of its businesses as presently conducted, except where failure to have such licenses, certificates, authorizations and permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Company or any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or currently intends not to renew any such license, certificate, authorization or permit which, if subject to an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect;

(xlii) The Company and its subsidiaries own, possess or can acquire on commercially reasonable terms adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their businesses in the manner and subject to such qualifications described in the Prospectus and have no reason to believe that the conduct of their business will conflict with, and the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others; and

(xliii) The Company has not and, to its knowledge, no one acting on its behalf has, taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares or result in a violation of Regulation M under the Exchange Act.

(b) Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement referred to below, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained (except for the registration under the Act of the Shares and such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws, the rules and regulations of FINRA or the approval for listing on the Exchange); and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of (B) the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except in the case of clauses (A) or (C) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby (a “Selling Stockholder Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except (i) the registration under the Act of the shares, (ii) the approval by FINRA of the underwriting terms and arrangements, (iii) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (iv) such that, if not obtained, would not, individually or in the aggregate, be expected to have a Selling Stockholder Material Adverse Effect;

(iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex III hereto.

(v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Items 7 and 11(m) of Form S–1 expressly for use therein, it being understood and agreed that the only such information furnished by such Selling Stockholder pursuant to such Items of Form S-1 consists of (i) the legal name, address and the amount of securities owned by such Selling Stockholder and (ii) the other information with respect to such Selling Stockholder (excluding percentages) that appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (the “Selling Stockholder Information”); such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (a)(ii)(B) and (a)(v) of this Section 1;

(vii) In order to document the Underwriters’ compliance with the tax reporting and withholding with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Internal Revenue Service Form W-9 or Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii) Certificates in negotiable form or securities entitlements representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(ix) The Shares represented by the certificates or in book-entry form held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(x) Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement; and

(xi) Such Selling Stockholder solely for purposes of assisting each Underwriter in forming a reasonable belief as to the following in order to enable the Underwriter to rely on the exception from fiduciary status under U.S. Department of Labor Regulations set forth in Section 29 CFR 2510.3-21(c)(1), either: (x) is not (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise; or (y) if it is a plan, account or entity described in (1), (2) or (3) of clause (x), that such Selling Stockholder is acting through a fiduciary that: (i) is an entity specified in Section 29 CFR 2510.3-21(c)(1)(i)(A)-(E); (ii) is independent (for purposes of Section 29 CFR 2510.3-21(c)(1)) of each Underwriter; (iii) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including such Selling Stockholder’s transactions with each Underwriter hereunder; (iv) has been advised that, with respect to each Underwriter, neither the Underwriter nor any of its respective affiliates has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with such Selling Stockholder’s transactions with the Underwriter contemplated hereby; (v) is a “fiduciary” under Section 3(21)(a) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable with respect to, and is responsible for exercising independent judgment in evaluating, such Selling Stockholder’s transactions with each Underwriter contemplated hereby; and (vi) understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests, described in the Pricing Disclosure Package and the Prospectus; and understands, acknowledges and agrees that no such fee or other compensation is a fee or other compensation for the provision of investment advice, and that none of the Underwriters nor any of their respective affiliates, nor any of their respective directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from such Selling Stockholder or such fiduciary for the provision of investment advice (rather than other services) in connection with such Selling Stockholder’s transactions with each Underwriter contemplated hereby.

2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $13.1572, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and the Selling Stockholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company and the Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 1,956,521 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company and all Selling Stockholders as set forth in Schedule II hereto among the Company and the Selling Stockholders pro rata in proportion to the maximum number of Optional Shares to be sold by each as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.

(a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on July 30, 2018 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof will be delivered at the offices of Gibson, Dunn & Crutcher LLP (“Gibson Dunn”): 811 Main Street, Suite 3000, Houston, Texas 77002 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)

(i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit (other than the confidential submission of a registration statement solely in respect of the resale of Stock, as required by that Registration Rights Agreement, dated as of February 28, 2017, by among the Company and the other parties thereto, as amended on June 28, 2018) to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than the confidential submission of a registration statement solely in respect of the resale of Stock, as required by that Registration Rights Agreement, dated as of February 28, 2017, by among the Company and the other parties thereto, as amended on June 28, 2018), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder, (B) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (C) the exchange or conversion by the Company of its preferred stock for or into Stock and any filing of a registration statement in connection therewith, (D) the issuance by the Company of Stock or securities convertible into, exchangeable for or representing the right to receive Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with any such acquisition (“Acquisition Securities”), (E) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity incentive plans that are described in the Pricing Prospectus or any assumed employee benefit plan contemplated by clause (D), or (F) the filing of any registration statement with the Commission on Form S-4 (or any successor form) solely with respect to Acquisition Securities, provided that no sales shares of Stock of occur during the lock-up period, except pursuant to this Section 5(e); provided that the aggregate number of shares of Stock that the Company may sell or issue or agree to sell or issue pursuant to clause (D) shall not exceed 10% of the total number of shares of Stock of the Company outstanding immediately following the completion of the transactions contemplated by this Agreement; and, provided, further, that in the case of clause (D) each recipient of such securities shall execute and deliver to the Representatives, on or prior to the issuance of such securities, a lockup agreement substantially to the effect as set forth in Annex III hereto)), in each case, without the prior written consent of Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC; and

(ii) If Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, in their sole discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 1(b)(iv) or Section 8(k) hereof, in each case for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders ‘ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g) During a period of three years from the effective date of the Registration Statement, but only if the Company is required to file reports under Section 13 or Section 15 of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that the Company may satisfy the requirements of this subsection by making such reports or other communications available on its website or by electronically filing such information through the Commission’s Electronic Data Gathering, Analysis and Retrieval system;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the NASDAQ Global Select Market (the “Exchange”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(m) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

6.

(a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if, at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing, any event has occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(e) Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and

(f) On or prior to the date hereof, the Representatives shall have received copies of one or more executed stock purchase agreements, entered into as of July 17, 2018, by and among the Company and each of the parties identified on Schedule I thereto (the “Stock Purchase Agreements”), relating to the use of a portion of the net proceeds received by the Company in connection with this offering to repurchase certain shares of Stock owned by such parties.

7. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid : (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Section 5(d) Writing, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (provided such fees and disbursements of counsel for the Underwriters do not exceed $15,000 in the aggregate); (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters (including related fees and expenses of counsel to Evercore in its capacity as QIU) in connection with, any required review by FINRA of the terms of the sale of the Shares (provided such fees and disbursements of counsel do not exceed $15,000 in the aggregate); (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; if applicable (ii) the cost and charges of any transfer agent or registrar, and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (c) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder for (i) any fees and expenses of counsel for such Selling Stockholder other than the one counsel for the Selling Stockholders being paid for by the Company, (ii) any underwriting discounts and commissions in connection with the sale of the Shares for such Selling Stockholder, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (c)(iii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, any advertising expenses connected with any offers they may make, and all travel and lodging expenses of the Underwriters and their representatives and counsel, and the Underwriters shall be responsible for 50% of the cost of any chartered plane, jet, private aircraft, other aircraft or other transportation chartered in connection with any “road show” presentation to investors undertaken in connection with the offering.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Gibson Dunn, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a form of such opinion is attached as Annex I(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Vinson & Elkins L.L.P., counsel for the Company, shall have furnished to you their written opinion (a form of such opinion is attached as Annex I(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

(d) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel (a form of each such opinion is attached as Annex I(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f) On the date of the Prospectus concurrently with the execution of this Agreement and also at each Time of Delivery, the Independent Petroleum Engineer shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in a form and substance satisfactory to you, confirming the conclusions and findings of such firm with respect to the oil and natural gas reserves of the Company;

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Texas authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex III hereto in form and substance satisfactory to you;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 8; and

(n) On or before the date of this Agreement, the Representatives shall have received a certificate from the Company and the Selling Stockholder satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network in form and substance satisfactory to the Representatives, along with such additional supporting documentation as the Representatives have requested in connection with the verification of the foregoing certificate.

9.

(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter

Information. Company also agrees to indemnify and hold harmless Evercore and each person, if any, who controls Evercore within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Evercore’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority in connection with the offering of the Shares, except for any losses, claims, damages, liabilities, and judgments resulting from Evercore’s, or such controlling person’s, or willful misconduct.

(b) Each of the Selling Stockholders will severally but not jointly indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information; and provided, further, that the liability of such Selling Stockholders pursuant to this subsection (b) shall not exceed the net proceeds (net of any underwriting discounts and commissions but before deducting expenses) from the sale of the Shares sold by the Selling Stockholder hereunder (the “Selling Stockholder Proceeds”).

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting (Conflicts of Interest)”, and the information contained in the tenth, eleventh and twelth paragraph under the caption “Underwriting (Conflicts of Interest).”

(d) Promptly after receipt by an indemnified party under subsection (a) ,(b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 9 hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Evercore in its capacity as a “qualified underwriter” and all persons, if any, who control Evercore within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act; provided that the indemnifying party shall only be liable for fees and expenses of one separate firm (in addition to any local counsel) for Evercore if, in the reasonable opinion of counsel to the indemnified parties, there is a conflict of interest between Evercore and the other indemnified parties. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) ,(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the contribution by the Selling Stockholders pursuant to this subsection (e) shall not exceed the Selling Stockholder Proceeds (reduced by any amounts such Selling Stockholder is obligated to pay under subsection (b) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint, and the Selling Stockholder’s obligations in this subsection (e) to contribute are several in proportion to their Selling Stockholder Proceeds and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10.

(a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein (other than pursuant to the occurrence of any of the events set forth in Section 8(i)(i), (iv) or (v)), the Company and each of the Selling Stockholders pro rata (based on the number of Shares to be sold by the Company and such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and BMO Capital Markets Corp. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6144) and BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to Legal Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(k) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ questionnaire or telex constituting such questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as you at Goldman Sachs &

Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room, Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6144) and BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. With respect to any Underwriter who is or is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Stock being sold by a Selling Stockholder, the Stock being sold to such Underwriter shall not include any Stock attributable to such client (with any such Stock instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client (and, if there is any unsold allotment in the offering at the First Time of Delivery, such unsold allotment in respect of Stock attributable to such client shall be allocated solely to Underwriters not affiliated with such client).

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Berry Petroleum Corporation

By:	/s/ Cary D. Baetz
Name: Cary D. Baetz
Title: EVP and Chief Financial Officer

(Signature Page to Underwriting Agreement)

The Selling Stockholders named in Schedule II hereto, acting severally

By:	/s/ Cary D. Baetz
Name: Cary D. Baetz
Title: EVP and Chief Financial Officer
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement.

(Signature Page to Underwriting Agreement)

Accepted as of the date hereof

in New York, New York

Goldman Sachs & Co. LLC

By:	/s/ Raffael Fiumara
Name: Raffael Fiumara
Title: Vice President

Wells Fargo Securities, LLC

By:	/s/ David Herman
Name: David Herman
Title: Director

BMO Capital Markets Corp.

By:	/s/ Michael Cippoletti
Name: Michael Cippoletti
Title: Global Head of Equity Capital Markets

On behalf of each of the Underwriters

(Signature Page to Underwriting Agreement)

Accepted as of the date hereof

in New York, New York

Evercore Group L.L.C., in its capacity as qualified independent underwriter

By:	/s/ Jordan Webb
Name: Jordan Webb
Title: Managing Director

(Signature Page to Underwriting Agreement)

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	4,604,349	690,651
Wells Fargo Securities, LLC	2,707,826	406,174
BMO Capital Markets Corp.	1,245,652	186,848
Evercore Group L.L.C.	996,522	149,478
UBS Securities LLC	996,522	149,478
KeyBanc Capital Markets Inc.	379,565	56,935
Capital One Securities, Inc.	374,348	56,152
Johnson Rice & Company L.L.C.	374,348	56,152
Piper Jaffray & Co.	374,348	56,152
Tudor, Pickering, Holt & Co. Securities, Inc.	374,348	56,152
ABN AMRO Securities (USA) LLC	210,000	31,500
ING Financial Markets LLC	155,217	23,283
BOK Financial Securities, Inc.	125,217	18,783
Citizens Capital Markets, Inc.	125,217	18,783

Total	13,043,479	1,956,521

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Shares to be Sold if Maximum Option Exercised
Company:
	10,497,849	1,534,895
Selling Stockholders:
Signature Diversified Yield II Fund (c)	43,668	7,233
CI Income Fund (c)	27,441	4,545
Signature High Yield Bond II Fund (c)	3,149	522
Signature Global Income & Growth Fund (c)	16,393	2,715
Signature Diversified Yield Corporate Class (c)	7,782	1,289
CI US Income US$ Pool (c)	688	114
Signature Tactical Bond Pool (c)	327	54
Signature Income & Growth Fund (c)	22,667	3,754
Signature High Income Fund (c)	106,138	17,579
Signature Corporate Bond Fund (c)	44,019	7,291
Canadian Fixed Income Pool (c)	8,779	1,454
Canadian Fixed Income Pool DD (c)	194	32
Enhanced Income Pool (c)	2,649	439
Enhanced Income Corporate Class (c)	2,423	401
Skylon Growth & Income Trust (c)	8	1
Goldman Sachs Trust - Goldman Sachs Tactical Tilt Overlay Fund (a)	63,945	10,591
Goldman Sachs Trust - Goldman Sachs High Yield Fund (a)	86,206	14,278
Tactical Tilt Overlay LLC (a)	6,260	1,037

Global High Yield Portfolio II WTI Ltd (a)	5,073	840
Insurance Company of the West (a)	360	60
EIOF PIV WTI Ltd (b)	9,193	1,523
Energy Investment Opportunities LLC (Account 602746) (a)	12,699	2,103
Energy Investment Opportunities LLC (Account 602496) (a)	179,512	29,732
Energy Investment Opportunities Offshore WTI Ltd (b)	153,125	25,362
Western Asset Opportunistic US$ High Yield Securities Portfolio, L.L.C. (a)	73,172	12,119
Western Asset Funds, Inc. - Western Asset High Yield Fund (a)	28,916	4,789
Western Asset High Income Opportunity Fund Inc. (a)	20,871	3,457
Legg Mason Partners Income Trust - Western Asset Global High Yield Bond Fund (a)	3,690	611
Western Asset Global High Income Fund Inc. (a)	22,451	3,719
Western Asset High Income Fund II Inc. (a)	22,604	3,744
Legg Mason Partners Variable Income Trust - Western Asset Variable Global High Yield Bond Portfolio (a)	262	43
Western Asset Short Duration High Income Fund (a)	73,357	12,150
Western Asset Strategic US$ High Yield Portfolio, L.L.C. (a)	18,982	3,144
Western Asset High Yield Defined Opportunity Fund Inc. (a)	16,421	2,720
Western Asset Middle Market Debt Fund, Inc. (a)	74,269	12,301
Western Asset Middle Market Income Fund Inc. (a)	150,308	24,895
Western Asset High Yield Credit Energy Portfolio, LLC (a)	171	28
Merrill Lynch, Pierce, Fenner & Smith Inc. (a)	28,818	4,773
Venor Capital Master Fund Ltd. (b)	231,673	38,372
CVI AA Lux Securities S.a.r.l. (d)	101,540	16,818
CarVal GCF Lux Securities S.a.r.l. (d)	60,584	10,034

CVIC Lux Securities Trading S.a.r.l. (d)	76,777	12,716
CVI CVF III Lux Securities S.a.r.l. (d)	233,984	38,754
CVI AV Lux Securities S.a.r.l. (d)	10,818	1,792
AB Bond Fund, Inc. - AB Income Fund (a)	9,985	1,654
AB Bond Fund, Inc. - AB Credit Long/Short Portfolio (a)	446	74
AB Bond Fund, Inc. - AB FlexFee High Yield Portfolio (a)	293	49
AB Collective Investment Trust Series - AB US High Yield Collective Trust (a)	3,490	578
AB FCP I - Global High Yield Portfolio (e)	223,682	37,046
AB High Income Fund, Inc. (a)	86,718	14,363
AB SICAV I - US High Yield Portfolio (e)	958	159
AllianceBernstein Global High Fund Mother Fund (f)	2,050	340
AllianceBernstein Global High Income Open B (f)	215	36
Teachers’ Retirement System of Louisiana (a)	5,501	911
The AB Portfolios - AB All Market Total Return Portfolio (a)	714	118
AllianceBernstein Global High Income Fund, Inc. (a)	12,564	2,081
Marathon Special Opportunity Master Fund, Ltd. (b)	146,648	24,289

Total	2,545,630	421,626

(a)

This Selling Stockholder is represented by Whalen LLP, 1601 Dove Street, Suite 270, Newport Beach, CA 92660 and has appointed Arthur T. Smith, Cary D. Baetz and Kendrick F. Royer, and each of them, as the Attorneys in Fact for such Selling Stockholder.

(b)

This Selling Stockholder is represented by Whalen LLP, 1601 Dove Street, Suite 270, Newport Beach, CA 92660 and Walkers, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9001, Cayman Islands, and has appointed Arthur T. Smith, Cary D. Baetz and Kendrick F. Royer, and each of them, as the Attorneys in Fact for such Selling Stockholder.

(c)

This Selling Stockholder is represented by Whalen LLP, 1601 Dove Street, Suite 270, Newport Beach, CA 92660 and Blake, Cassels & Graydon LLP, 199 Bay Street, Suite 4000, Commerce Court West, Toronto, ON M5L 1A9, Canada and has appointed Arthur T. Smith, Cary D. Baetz and Kendrick F. Royer, and each of them, as the Attorneys in Fact for such Selling Stockholder.

(d)

This Selling Stockholder is represented by Whalen LLP, 1601 Dove Street, Suite 270, Newport Beach, CA 92660 and Arendt & Medernach SA, 41A Avenue JF Kennedy, L2082 Luxembourg, and has appointed Arthur T. Smith, Cary D. Baetz and Kendrick F. Royer, and each of them, as the Attorneys in Fact for such Selling Stockholder.

(e)

This Selling Stockholder is represented by Whalen LLP, 1601 Dove Street, Suite 270, Newport Beach, CA 92660 and Bertrand Reimmel, Managing Director and Counsel, 2-4, rue Eugene Ruppert, L-2453, Luxembourg, and has appointed Arthur T. Smith, Cary D. Baetz and Kendrick F. Royer, and each of them, as the Attorneys in Fact for such Selling Stockholder.

(f)

This Selling Stockholder is represented by Whalen LLP, 1601 Dove Street, Suite 270, Newport Beach, CA 92660 and Masaya Takamori, Head of Legal and Compliance and a Director of the Board for the Japanese advisor, AllianceBernstein Japan Ltd., Marunouchi Trust Tower Main 17F, 1-8-3 Marunouchi, Chiyoda-ku, Tokyo 100-0005, Japan, and has appointed Arthur T. Smith, Cary D. Baetz and Kendrick F. Royer, and each of them, as the Attorneys in Fact for such Selling Stockholder.

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic Roadshow, dated July 16, 2018.

(b)	Additional documents incorporated by reference

None.

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $14.00.

The number of Shares purchased by the Underwriters is 13,043,479 shares.

(d)	Section 5(d) Writings

None.

SCHEDULE IV

Name of Stockholder	Address
Signature Diversified Yield II Fund	2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7
CI Income Fund	2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7
Signature High Yield Bond II Fund	2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7
Signature Global Income & Growth Fund	2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7
Signature Diversified Yield Corporate Class	2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7
CI US Income US$ Pool	2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7
Signature Tactical Bond Pool	2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7
Signature Income & Growth Fund	2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7
Signature High Income Fund	2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7
Signature Corporate Bond Fund	2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7
Canadian Fixed Income Pool	2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7
Canadian Fixed Income Pool DD	2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7
Enhanced Income Pool	2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7
Enhanced Income Corporate Class	2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7
Skylon Growth & Income Trust	2 Queen Street East, 18th Floor, Toronto, Ontario M5C 3G7
Goldman Sachs Trust - Goldman Sachs Tactical Tilt Overlay Fund	200 West Street, New York, NY 10282
Goldman Sachs Trust - Goldman Sachs High Yield Fund	200 West Street, New York, NY 10282
Tactical Tilt Overlay LLC	200 West Street, New York, NY 10282
Global High Yield Portfolio II WTI Ltd	200 West Street, New York, NY 10282
Insurance Company of the West	200 West Street, New York, NY 10282
EIOF PIV WTI Ltd	200 West Street, New York, NY 10282
Energy Investment Opportunities LLC (Account 602746)	200 West Street, New York, NY 10282
Energy Investment Opportunities LLC (Account 602496)	200 West Street, New York, NY 10282
Energy Investment Opportunities Offshore WTI Ltd	200 West Street, New York, NY 10282

Western Asset Opportunistic US$ High Yield Securities Portfolio, L.L.C.	385 E. Colorado Blvd. Pasadena, CA 91101
Western Asset Funds, Inc. - Western Asset High Yield Fund	385 E. Colorado Blvd. Pasadena, CA 91101
Western Asset High Income Opportunity Fund Inc.	385 E. Colorado Blvd. Pasadena, CA 91101
Legg Mason Partners Income Trust - Western Asset Global High Yield Bond Fund	385 E. Colorado Blvd. Pasadena, CA 91101
Western Asset Global High Income Fund Inc.	385 E. Colorado Blvd. Pasadena, CA 91101
Western Asset High Income Fund II Inc.	385 E. Colorado Blvd. Pasadena, CA 91101
Legg Mason Partners Variable Income Trust - Western Asset Variable Global High Yield Bond Portfolio	385 E. Colorado Blvd. Pasadena, CA 91101
Western Asset Short Duration High Income Fund	385 E. Colorado Blvd. Pasadena, CA 91101
Western Asset Strategic US$ High Yield Portfolio, L.L.C.	385 E. Colorado Blvd. Pasadena, CA 91101
Western Asset High Yield Defined Opportunity Fund Inc.	385 E. Colorado Blvd. Pasadena, CA 91101
Western Asset Middle Market Debt Fund, Inc.	385 E. Colorado Blvd. Pasadena, CA 91101
Western Asset Middle Market Income Fund Inc.	385 E. Colorado Blvd. Pasadena, CA 91101
Western Asset High Yield Credit Energy Portfolio, LLC	385 E. Colorado Blvd. Pasadena, CA 91101
Merrill Lynch, Pierce, Fenner & Smith Inc.	222 Broadway, 11th Floor, New York, New York 10038
Raven Holdings II, L.P.	7 Times Square, Suite 4303, New York, NY 10036
Venor Capital Master Fund Ltd.	7 Times Square, Suite 4303, New York, NY 10036
Venor Special Situations Fund II LP	7 Times Square, Suite 4303, New York, NY 10036
CVI AA Lux Securities S.a.r.l.	9320 Excelsior Boulevard, 7th Floor, Hopkins, Minnesota 55343
CarVal GCF Lux Securities S.a.r.l.	9320 Excelsior Boulevard, 7th Floor, Hopkins, Minnesota 55343
CVIC Lux Securities Trading S.a.r.l.	9320 Excelsior Boulevard, 7th Floor, Hopkins, Minnesota 55343
CVI CVF III Lux Securities S.a.r.l.	9320 Excelsior Boulevard, 7th Floor, Hopkins, Minnesota 55343
CVI AV Lux Securities S.a.r.l.	9320 Excelsior Boulevard, 7th Floor, Hopkins, Minnesota 55343
AB Bond Fund, Inc. - AB Income Fund	1345 Avenue of the Americas, New York, NY 10105

AB Bond Fund, Inc. - AB Credit Long/Short Portfolio	1345 Avenue of the Americas, New York, NY 10105
AB Bond Fund, Inc. - AB FlexFee High Yield Portfolio	1345 Avenue of the Americas, New York, NY 10105
AB Collective Investment Trust Series - AB US High Yield Collective Trust	1345 Avenue of the Americas, New York, NY 10105
AB FCP I - Global High Yield Portfolio	1345 Avenue of the Americas, New York, NY 10105
AB High Income Fund, Inc.	1345 Avenue of the Americas, New York, NY 10105
AB SICAV I - US High Yield Portfolio	1345 Avenue of the Americas, New York, NY 10105
AllianceBernstein Global High Fund Mother Fund	1345 Avenue of the Americas, New York, NY 10105
AllianceBernstein Global High Income Open B	1345 Avenue of the Americas, New York, NY 10105
Teachers’ Retirement System of Louisiana	1345 Avenue of the Americas, New York, NY 10105
The AB Portfolios - AB All Market Total Return Portfolio	1345 Avenue of the Americas, New York, NY 10105
AllianceBernstein Global High Income Fund, Inc.	1345 Avenue of the Americas, New York, NY 10105
Marathon Special Opportunity Master Fund, Ltd.	One Bryant Park, 38th floor, New York, NY 10036

ANNEX I(a)

FORM OF OPINION OF

COUNSEL FOR THE UNDERWRITERS

ANNEX I(b)

FORM OF OPINION OF

COUNSEL FOR THE COMPANY

ANNEX I(c)(i)

FORM OF OPINION OF WHALEN, LLP,

U.S. COUNSEL FOR THE SELLING STOCKHOLDERS

ANNEX I(c)(ii)

FORM OF OPINION OF BLAKES, CASSELS & GRAYDON LLP,

CANADIAN COUNSEL FOR CERTAIN SELLING STOCKHOLDERS

ANNEX I(c)(iii)

FORM OF OPINION OF WALKERS,

CAYMAN COUNSEL FOR CERTAIN SELLING STOCKHOLDERS

ANNEX I(c)(iv)

FORM OF OPINION OF ARENDT & MEDERNACH SA,

LUXEMBOURG COUNSEL FOR CERTAIN SELLING STOCKHOLDERS

ANNEX I(c)(v)

FORM OF OPINION OF BERTRAND REIMMEL, MANAGING DIRECTOR AND COUNSEL,

LUXEMBOURG COUNSEL FOR ALLIANCEBERNSTEIN

ANNEX I(c)(vi)

FORM OF OPINION OF MASAYA TAKAMORI,

JAPANESE COUNSEL FOR THE SELLING STOCKHOLDERS

ANNEX II

FORM OF PRESS RELEASE

Berry Petroleum Corporation

[Date]

Berry Petroleum Corporation (the “Company”) announced today that Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, the lead book-running managers in the recent public sale of            shares of the Company’s common stock, are [waiving] [releasing] a lock-up restriction with respect to            shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on            , 2018, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX III

[FORM OF LOCK-UP AGREEMENT]

Berry Petroleum Corporation

Lock-Up Agreement

July 25, 2018

Goldman Sachs & Co. LLC

Wells Fargo Securities, LLC

BMO Capital Markets Corp.

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Re:	Berry Petroleum Corporation - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Berry Petroleum Corporation, a Delaware corporation (the “Company”), and the Selling Stockholders named in Schedule II to such agreement, providing for a public offering of common stock, par value $0.001 per share, (the “Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Shares (the “Stockholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned and also is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that transfers to any other person or entity, in whole or in part, any of the economic benefits or risks of an increase or decrease in the price or value of the Shares, regardless of whether such transaction would be settled by delivery of Shares or other securities, in cash, or otherwise.

1

Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC covenant and represent that all officers and directors of the Company, and each holder of Stock who, together with its affiliates, owns directly or indirectly, beneficially or of record, at least 5% of the outstanding shares of Stock on a fully-diluted, as-converted basis as of the date immediately prior to the date set forth on the final prospectus used to sell the Shares (a “Major Holder”) have, or as of such date will have, executed an agreement containing substantially similar restrictions on transfer of Stock as set forth in this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, (1) Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Stock, Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC will notify the Company of the impending release or waiver, and (2) the Company has agreed in Section 5(e)(ii) of the Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In the event that, during the Stockholder Lock-Up Period, Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC release or waive any prohibition set forth in this Lock-Up Agreement on the transfer of Shares held by any director, officer or Major Holder, the same percentage of the total number of outstanding Shares held by the undersigned as the percentage of the total number of outstanding Shares held by such director, officer or Major Holder that are the subject of such release or waiver shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein. Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC shall use commercially reasonable efforts to promptly notify the Company of each such release. The undersigned acknowledges that the Representatives are under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by the Representatives of any such notice, which is a matter between the undersigned and the Company.

Notwithstanding the foregoing, the foregoing restrictions shall not apply to (i) any transactions relating to shares of Stock acquired in the open market after the closing of the offering to which the Registration Statement pertains, (ii) any transactions relating to shares of Stock acquired in the offering to which the Registration Statement pertains, (iii) the sale of shares of Stock pursuant to the Stock Purchase Agreements, by and among the Company and each of the parties identified on Schedule I thereto, entered into as of July 17, 2018, (iv) any exercise of options or vesting or exercise of any other equity-based award, in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included in the Registration Statement, (v) the establishment of any written contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that no sales of shares of Undersigned’s Shares or securities convertible into, or exchangeable or exercisable for, shares of Stock, shall be made pursuant to such a Rule 10b5-1 Plan prior to the expiration of the applicable 180-day period and provided further, that no party is required to publicly announce, file or report the establishment of such Rule 10b5-1 Plan in any public report, announcement or filing with the Commission under the Exchange Act during such 180-day period and does not otherwise voluntarily

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effect any such public report, announcement or filing regarding such Rule 10b5-1 Plan, (vi) any demands or requests for, or the exercise any right with respect to, or the taking any action in preparation of, the registration by the Company under the Act of the Undersigned’s Shares, provided that no transfer of the Undersigned’s Shares registered pursuant to the exercise of any such right and no registration statement shall be filed under the Act (other than a Registration Statement on Form S-8) with respect to any of the Undersigned’s Shares during the applicable 180-day period; (vii) the sale or forfeiture of shares of Stock in connection with the payment of any exercise price or tax withholding due in connection with the settlement or exercise price of any stock option or other equity or equity-based compensation award existing on the date hereof; or (viii) tenders, sales or other transfers in response to a bona fide third-party takeover bid made to all holders of Stock or any other acquisition transaction, in each case in a change in control transaction whereby all or substantially all of the shares of Stock are acquired by a third party (provided that if such transaction is not consummated, the subject Stock shall remain subject to the restrictions set forth herein) that has been approved by the board of directors of the Company and will occur after the closing of the offering to which the Registration Statement pertains.

Additionally, notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, (ii) (A) to an immediate family member of the undersigned, (B) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, (C) by will, other testamentary document or intestate succession, (D) to a partnership, limited liability company or other entity of which the undersigned or the undersigned’s immediate family members of the undersigned are the legal and beneficial owners of all of the outstanding equity securities or similar interests to a partnership, limited liability company or other entity of which the undersigned and the immediate family member of the undersigned are the legal and beneficial owners of all of the outstanding equity securities or similar interests, and (E) pursuant to a domestic order, divorce settlement, divorce decree or separation agreement or order of a court or regulatory agency, (iii) as a distribution to members, partners or stockholders of the undersigned, (iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (v) if the undersigned is a trust, to a grantor or beneficiary of the trust or (vi) with the prior written consent of Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC on behalf of the Underwriters; provided any transferee described in clauses (i) through (vi) above agrees to be bound in writing by the restrictions set forth herein; provided, further, that no party is required to make any public filing with the Commission as a result of any transfer listed in (i) through (vi) above during such 180-day period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii), (iv), (v) or (vi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding anything herein to the contrary, Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC and each their affiliates, other than the undersigned, may engage in

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brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, all obligations under this Lock-Up Agreement shall immediately terminate upon the earlier to occur of (i) the Company’s withdrawal of the Registration Statement or (ii) the termination of the Underwriting Agreement prior to the closing of the offering to which the Registration Statement pertains.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

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